EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

Qorvo, Inc.
Amalfi Semiconductor, Inc.
Qorvo California, Inc.
Qorvo Oregon, Inc.
Qorvo US, Inc.
Qorvo Texas, LLC
RFMD, LLC
the other Guarantors from time to time party hereto

and

BofA Securities, Inc.,
as Representative of the several Initial Purchasers

Dated as of December 20, 2019

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of December 20, 2019, by and among Qorvo, Inc., a Delaware corporation (the “Company”), Amalfi Semiconductor, Inc., Qorvo California, Inc., Qorvo Oregon, Inc., Qorvo US, Inc., Qorvo Texas, LLC, RFMD, LLC (collectively, the “Guarantors”) and BofA Securities, Inc., as representative (the “Representative”) of the initial purchasers named in Schedule A to the Purchase Agreement (as defined below) (collectively, the “Initial Purchasers”), each of whom has agreed to purchase the Company’s 4.375% Senior Notes due 2029 (the “Initial Notes”), which Initial Notes will be fully and unconditionally guaranteed by the Guarantors (the “Guarantees”) pursuant to the Purchase Agreement. The Initial Notes and the Guarantees attached thereto are herein collectively referred to as the “Initial Securities.”
This Agreement is made pursuant to the Purchase Agreement, dated December 17, 2019 (the “Purchase Agreement”), among the Company, the Guarantors and the Representative on behalf of the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Initial Securities, including the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Securities, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement by the Company and the Guarantors is a condition to the obligations of the Initial Purchasers set forth in Section 5(h) of the Purchase Agreement.
The parties hereby agree as follows:
SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:
Additional Interest: As defined in Section 5 hereof.
Advice: As defined in Section 6(c).
Agreement: As defined in the preamble hereto.
Broker-Dealer: Any broker or dealer registered under the Exchange Act.
Business Day: Any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions generally or the Trustee (as defined below) are authorized or required by law, regulation or executive order to close.
Closing Date: September 30, 2019.
Commission: The Securities and Exchange Commission.
Company: As defined in the preamble hereto.
Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the

Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of the Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were tendered by Holders thereof pursuant to the Exchange Offer.
controlling person: As defined in Section 8(a).
EDGAR: The Commission’s Electronic Data Gathering, Analysis and Retrieval system (or any successor thereto).
Exchange Act: The Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
Exchange Notes: The 4.375% Senior Notes due 2029, of the same series under the Indenture as the Initial Notes, to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.
Exchange Offer: The registration by the Company and the Guarantors under the Securities Act of the offer and issuance of Exchange Securities pursuant to the Exchange Offer Registration Statement, pursuant to which the Company and the Guarantors offer the Holders of all outstanding Transfer Restricted Securities who are eligible to participate in such exchange offer in accordance with applicable law and Commission policy the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders and with terms that are identical in all respects to the Transfer Restricted Securities (except that the Exchange Securities will not contain terms with respect to the interest rate step up provision and transfer restrictions).
Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.
Exchange Securities: The Exchange Notes and the Guarantees attached thereto.
FINRA: Financial Industry Regulatory Authority, Inc.
Guarantees: As defined in the preamble hereto.
Guarantors: As defined in the preamble hereto.
Holder: As defined in Section 2(b) hereof.
Indemnified Holder: As defined in Section 8(a) hereof.

Indenture: The Indenture, dated as of September 30, 2019, by and among the Company, the Guarantors and MUFG Union Bank, N.A., as trustee (the “Trustee”), pursuant to which the Initial Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.
Initial Notes: As defined in the preamble hereto.
Initial Placement: The issuance and sale by the Company of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement.
Initial Purchasers: As defined in the preamble hereto.
Initial Securities: As defined in the preamble hereto.
Interest Payment Date: As defined in the Indenture and the Initial Securities.
Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.
Purchase Agreement: As defined in the preamble hereto.
Registrar: As defined in the Indenture.
Registration Default: As defined in Section 5 hereof.
Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.
Representative: As defined in the preamble hereto.
Securities Act: The Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.
Shelf Blackout Period: As defined in Section 4(a) hereof.
Shelf Registration Statement: As defined in Section 4(a)(x) hereof.
Transfer Restricted Securities: Each Initial Security, until the earliest to occur of (a) the date on which such Initial Security is exchanged in the Exchange Offer for an Exchange Security entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Initial Security is distributed to the public by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein, except when afforded an exception to delivery requirements by Rule 172 under the Securities Act), and (d) the date such Initial Security shall cease to be outstanding.
Trust Indenture Act: The Trust Indenture Act of 1939, as amended.
Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.
SECTION 2.     Securities Subject to this Agreement.
(a)    Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.
(b)    Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.
SECTION 3.     Registered Exchange Offer.
(a)    Unless the Company determines in good faith after consultation with counsel that the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), each of the Company and the Guarantors shall use its commercially reasonable efforts to (i) file with the Commission a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) cause such Registration Statement to be declared effective by the Commission under the Securities Act and (iii) cause the Exchange Offer to be Consummated no later than the 360th day after the Closing Date (or if such 360th day is not a Business Day, the next succeeding Business Day). In connection with the foregoing, the Company and the Guarantors will (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, file a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer; provided, however, that neither the Company nor the Guarantors shall be required to (x) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not be otherwise required to qualify but for this Section 3(a) or (y) take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject. The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Initial Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.
(b)    If an Exchange Offer Registration Statement is required to be filed and declared effective pursuant to Section 3(a) above, each of the Company and the Guarantors shall use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date notice of the Exchange Offer is mailed or sent to the Holders. The Company shall cause the Exchange Offer to comply in all material respects with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.
(c)    The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Initial Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must comply with the prospectus delivery requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.
Each of the Company and the Guarantors shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to provide reasonable assurance that it is available for resales of Initial Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to provide reasonable assurance that it conforms in all material respects with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 20 Business Days from the date on which the Exchange Offer Registration Statement is declared effective; and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.
The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon reasonable request at any time during such 20 Business-Day (or shorter as provided in the foregoing sentence) period in order to facilitate such resale, which copies may be in electronic or .pdf format.
SECTION 4.     Shelf Registration.
(a)    Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Company determines in good faith after consultation with counsel that the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated by the 360th day after the Closing Date (or if such 360th day is not a Business Day, the next succeeding Business Day), or (iii) with respect to any Holder of Transfer Restricted Securities that notifies the Company in writing that (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) in the case of any Holder that participates in the Exchange Offer, such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus (other than because the Holder is an affiliate (as defined in Rule 144 of the Securities Act) of the Company) and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Securities acquired directly from the Company or one of its affiliates (as defined in Rule 144 under the Securities Act), then, upon such Holder’s written notification and request (which notification and request must be received by the Company prior to the date that the Exchange Offer is Consummated), the Company and the Guarantors shall:
(x)    use their commercially reasonable efforts to cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) as promptly as practicable, which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y)    use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as promptly as practicable.

Each of the Company and the Guarantors shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to provide reasonable assurance that it is available for resales of Initial Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to provide reasonable assurance that it conforms in all material respects with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, from the date on which the Shelf Registration Statement is declared effective by the Commission until the earlier of (a) one year following the effective date of such Shelf Registration Statement or (b) the date when all of the Initial Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement.

Notwithstanding anything to the contrary in this Agreement, at any time, the Company may delay the filing of any Shelf Registration Statement or delay or suspend the effectiveness thereof and shall not be required to maintain the effectiveness thereof or amend or supplement such Shelf Registration Statement, for a period of time (a “Shelf Blackout Period”) not to exceed an aggregate of 90 days in any twelve-month period, if (1) the Board of Directors of the Company determines, in good faith, that the disclosure in such Shelf Registration Statement of an event, occurrence or other item at such time is in the best interests of the Company or could reasonably be expected to have a material adverse effect on the Company’s business, operations or prospects or (2) the disclosure in such Shelf Registration Statement otherwise relates to a material business transaction which has not been publicly disclosed and the Board of Directors of the Company determines, in good faith, that any such disclosure would jeopardize the success of such transaction or that disclosure of such transaction is prohibited pursuant to the terms thereof.

(b)    Provisions by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement or benefit from the provisions regarding Additional Interest for a Registration Default with respect to a Shelf Registration Statement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.
SECTION 5.     Additional Interest. If (i) the Exchange Offer has not been Consummated by the 360th day after the Closing Date with respect to the Exchange Offer Registration Statement (or if such 360th day is not a Business Day, the succeeding Business Day) unless the Exchange Offer is not permitted by applicable law or Commission policy, (ii) the Shelf Registration Statement, if required hereby, has not been filed or declared effective by the Commission by the 360th day after the Closing Date (or if such 360th day is not a Business Day, the succeeding Business Day) or (iii) any Registration Statement required by this Agreement is filed and declared effective but, subject to any Shelf Blackout Period, shall thereafter cease to be effective without being succeeded promptly thereafter by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iii), a “Registration Default”), the Company hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased (such increased interest, the “Additional Interest”) by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall the aggregate increase in such annual interest rate exceed 1.00%. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, Additional Interest shall cease to accrue from the date of such cure and the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities prior to the Registration Default; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.
All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.
Notwithstanding the foregoing, (i) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is continuing and (ii) a Holder of Transfer Restricted Securities who is not entitled to the benefits of the Shelf Registration Statement shall not be entitled to Additional Interest with respect to a Registration Default that pertains to the Shelf Registration Statement.
The Additional Interest described in this Section 5 is the sole and exclusive remedy available to the Holders of the Transfer Restricted Securities due to a Registration Default.
SECTION 6.     Registration Procedures.
(a)    Exchange Offer Registration Statement. In connection with the Exchange Offer, if required pursuant to Section 3(a) hereof, the Company and the Guarantors shall comply in all material respects with all of the provisions of Section 6(c) hereof, and shall comply with all of the following provisions:
(i)    To the extent the Commission raises an objection or, if in the reasonable opinion of counsel to the Company there is a question in either case as to whether the Exchange Offer is permitted by applicable law, each of the Company and the Guarantors hereby agrees to either, at the Company’s sole option, (A) seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Initial Securities or (B) file, in accordance with Section 4(a) hereof, a Shelf Registration Statement to permit the registration and/or resale of such Initial Securities that would otherwise be covered by the Exchange Offer Registration Statement. If the Company elects to seek a no-action letter or other favorable decision from the Commission, each of the Company and the Guarantors hereby agrees to use commercially reasonable efforts to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. In the case of clause (A) above, each of the Company and the Guarantors hereby agrees, however, to (x) participate in telephonic conferences with the Commission and (y) diligently pursue a favorable resolution by the Commission staff of such submission.
(ii)    As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the

Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate (as defined in Rule 405 of the Securities Act) of the Company or any Guarantor, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business and (D) it shall have made such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the Securities Act available or for the Exchange Offer Registration Statement to be declared effective. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the Exchange Securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Company.
(b)    Shelf Registration Statement. In connection with any Shelf Registration Statement, each of the Company and the Guarantors shall comply in all material respects with all the provisions of Section 6(c) hereof and shall use their commercially reasonable efforts to effect such registration to permit the resale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Company and the Guarantors will as promptly as reasonably practicable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.
(c)    General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), each of the Company and the Guarantors shall, but in all cases, subject to any Shelf Blackout Period:
(i)    use its commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the

Guarantors) for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement or a prospectus supplement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective or to file such prospectus supplement and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as reasonably practicable thereafter;
(ii)    use its commercially reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply in all material respects with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;
(iii)    advise the underwriter(s), if any, and selling Holders named in the Registration Statement, if any, promptly upon becoming aware thereof and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or following the receipt of the Company of any notifications of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, as of their respective dates or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein, as of their respective dates, not misleading in the light of the circumstances in which they are made. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Company and the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order as promptly as reasonably practicable;
(iv)    furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement relating to the Exchange Offer), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of no more than two Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (excluding all documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within two Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period); provided, however, that, for the avoidance of doubt, this paragraph shall not apply to the Company’s annual report on Form 10-K, its quarterly reports on Form 10-Q, its current reports on Form 8-K or any other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;
(v)    promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus relating to the Exchange Offer, provide copies of such document to the Initial Purchasers, each selling Holder named in any Registration Statement, and to the underwriter(s), if any, make the Company’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request; provided, however, that, for the avoidance of doubt, this paragraph shall not apply to the Company’s annual report on Form 10-K, its quarterly reports on Form 10-Q, its current reports on Form 8-K or any other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.
(vi)    in connection with a Shelf Registration Statement, make available during normal business hours for inspection for due diligence purposes, by the managing underwriter(s), if any, participating in any disposition pursuant to a Shelf Registration Statement and any attorney or accountant retained by any of the managing underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such managing underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent reasonably requested by the managing underwriter(s), if any; provided, that such Persons shall first agree in writing with the Company that any non-public information shall be used solely for the purposes of satisfying “due diligence” obligations under the Securities Act and exercising rights under this Agreement and shall be kept confidential for a period of two years by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Shelf Registration Statement or the use of any prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such Person, or (iv) such information becomes available to any such Person from a source other than the Company and such source is not known to such Person to be bound by a confidentiality agreement;
(vii)    in connection with a Shelf Registration Statement, if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;
(viii)    use commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered thereby or the managing underwriter(s), if any;
(ix)    furnish to each Initial Purchaser, each selling Holder identified in the Registration Statement, if any, and each of the managing underwriter(s), if any, upon request, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (unless such documents are publicly available on the Commission’s EDGAR system);

(x)    deliver to each selling Holder identified in the Registration Statement, if any, and each of the managing underwriter(s), if any, upon request, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request, which copies may be electronic copies or in .pdf form; each of the Company and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders named therein and each of the managing underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;
(xi)    in connection with an underwritten offering pursuant to a Shelf Registration Statement, enter into a customary underwriting agreement, and make such customary representations and warranties, and take all such other customary actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement with respect to such underwritten offering, all to such extent as may be reasonably requested by any Initial Purchaser or by the Holders of a majority in aggregate principal amount of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement. In furtherance of the foregoing, each of the Company and the Guarantors shall:
(A)    furnish to each selling Holder identified in the Registration Statement, if any, and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer or, if applicable, the effectiveness of the Shelf Registration Statement:
(1)    a certificate signed by (y) the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or any Vice President and (z) a principal financial or accounting officer of each of the Company and the Guarantors, confirming, as of the date thereof, the matters set forth in paragraphs (i), (ii) and (iii) of Section 5(g) of the Purchase Agreement and such other matters as such parties may reasonably request;
(2)    opinions of counsel for the Company and Guarantors relating to matters customarily covered in opinions requested in underwritten offerings; and
(3)    a customary comfort letter from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings;

(B)    set forth in full or incorporate by reference in the underwriting agreement customary indemnification provisions and procedures; and
(C)    deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or any of the Guarantors pursuant to this Section 6(c)(xi), if any.
(xii)    prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders identified in the Registration Statement, if any, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is not then so subject;
(xiii)    to the extent permitted by law and the Indenture, use commercially reasonable efforts to issue, upon the reasonable request of any Holder of Initial Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Exchange Securities, as the case may be; in return, the Initial Securities held by such Holder shall be surrendered to the Company for cancellation;
(xiv)    to the extent the Transfer Restricted Securities are held in certificated form, cooperate with the selling Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold pursuant to any Shelf Registration Statement and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request, subject to the terms of the Indenture, at least three Business Days prior to any sale pursuant to any Shelf Registration Statement of Transfer Restricted Securities made by such Holders or underwriter(s);
(xv)    use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xii) hereof;

(xvi)    if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain (after giving effect to such supplement or amendment) at the time of such delivery an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances in which they are made;
(xvii)    provide a CUSIP number for all securities not later than the effective date of the Registration Statement covering the Exchange Securities and provide the Trustee under the Indenture with printed certificates for the Exchange Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action reasonably necessary to ensure that all such Securities are eligible for deposit with the Depository Trust Company;
(xviii)    reasonably cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;
(xix)    use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement;
(xx)    use its commercially reasonable efforts to cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and
(xxi)    if not available on the Commission’s EDGAR system, provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company’s option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof. Each Holder shall hold in confidence the fact that it has received notice pursuant to this Section and any communication related thereto.
SECTION 7.     Registration Expenses.
(a)    All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with FINRA (and, if applicable, the reasonable fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities in connection with the transactions contemplated by this Agreement; (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).
Each of the Company and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.
(b)    In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable and documented fees and disbursements of not more than one counsel, which shall be Cahill Gordon & Reindel LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.
SECTION 8.     Indemnification.
(a)    The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable and documented costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable and documented fees and expenses of counsel to any Indemnified Holder) based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company or any of the Guarantors may otherwise have.
In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Company or the Guarantors of its obligations pursuant to this

Agreement, except to the extent that the Company or any Guarantor, as applicable, was materially prejudiced as a result of such failure or delay. The Company and the Guarantors shall be entitled to participate in any such action and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Holder, and, after notice from the Company or any Guarantor to such Indemnified Holder of its election so to assume the defense, thereof, the Company or the Guarantors shall not be liable to such Indemnified Holder for any legal or other expenses, in each case subsequently incurred by such Indemnified Holder, in connection with the defense thereof other than reasonable and documented costs of investigation. Notwithstanding the Company’s or any Guarantor’s election to appoint counsel to represent the Indemnified Holders in any action, such Indemnified Holders shall have the right to employ, subject to the limitations set forth below, separate counsel (including local counsel) and the Company shall bear the reasonable and documented fees, costs and expenses of such separate counsel if such Indemnified Holder shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and such Indemnified Holder in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnified Holders which are different from or additional to those available to the indemnifying party, such Indemnified Holder shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Holder. The Company and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable and documented fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Indemnified Holders. The Company and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company’s and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Company and the Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company and the Guarantors. The Company and the Guarantors shall not, without the prior written consent of each Indemnified Holder, which consent shall not be withheld unreasonably, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.
(b)    Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and their respective directors, officers, partners and members who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to losses, claims, damages, liabilities, judgments, actions and expenses directly or indirectly caused by, related to, based on, arising out of or in connection with information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company, the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Guarantors, and the Company, the Guarantors, their respective directors, officers, partners and members and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.
(c)    If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company and the Guarantors shall be deemed to be equal to the total net proceeds to the Company and the Guarantors from the Initial Placement), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any documented legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
The Company, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Initial Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.
SECTION 9.     Rule 144A. Each of the Company and the Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.
SECTION 10.     Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.
SECTION 11.     Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.
SECTION 12.     Miscellaneous.
(a)    Remedies. Each of the Company and the Guarantors hereby agrees that, except with respect to a Registration Default, monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.
(b)    No Inconsistent Agreements. Each of the Company and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any of the Guarantors has previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or any of the Guarantors’ securities under any agreement in effect on the date hereof.
(c)    Adjustments Affecting the Initial Securities. The Company will not take any action, or permit any change to occur, with respect to the Initial Securities that could reasonably be expected to materially and adversely affect the ability of the Holders to Consummate any Exchange Offer, unless such action or change is required by law.
(d)    Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company or its affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or adversely affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.
(e)    Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:
(i)    if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and
(ii)    if to the Company:
Qorvo, Inc.
7628 Thorndike Road
Greensboro, North Carolina 27409
Facsimile: 910-475-8535
Attention: Mark J. Murphy
Email: Mark.Murphy@qorvo.com

With a copy to:

Womble Bond Dickinson (US) LLP
One Wells Fargo Center
301 South College Street, Suite 3500
Charlotte, North Carolina 28202-6037
Facsimile: 704-338-7822
Attention: Sudhir N. Shenoy, Esq.
Email: Sid.Shenoy@wbd-us.com

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.
(f)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder and, provided further, however, that this Agreement shall not inure to the benefit of any successor or assign to the extent such successor or assign acquired Transfer Restricted Securities after the Consummation of the Exchange Offer.
(g)    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
(h)    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
(i)    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.
(j)    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
(k)    Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

QORVO, INC.

By:	/s/ Mark J. Murphy
Name:	Mark J. Murphy
Title:	Chief Financial Officer

AMALFI SEMICONDUCTOR, INC. as a Guarantor

By:	/s/ Mark J. Murphy
Name:	Mark J. Murphy
Title:	President

QORVO CALIFORNIA, INC. as a Guarantor

By:	/s/ Mark J. Murphy
Name:	Mark J. Murphy
Title:	Chief Financial Officer

QORVO OREGON, INC. as a Guarantor

By:	/s/ Mark J. Murphy
Name:	Mark J. Murphy
Title:	Chief Financial Officer

QORVO TEXAS, LLC as a Guarantor By: Qorvo US, Inc., its member

By:	/s/ Mark J. Murphy
Name:	Mark J. Murphy
Title:	Vice President

QORVO US, INC. as a Guarantor

By:	/s/ Mark J. Murphy
Name:	Mark J. Murphy
Title:	Vice President

RFMD, LLC as a Guarantor

By:	/s/ Mark J. Murphy
Name:	Mark J. Murphy
Title:	Manager

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:
BOFA SECURITIES, INC.

For itself and on behalf of the several Initial
Purchasers listed in Schedule A of the
Purchase Agreement

BOFA SECURITIES, INC.

By:	/s/ James C. Dallas
Name:	James C. Dallas
Title:	Managing Director

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